CODE OF ETHICS FOR PRINCIPAL EXECUTIVE AND

SENIOR FINANCIAL OFFICERS

I.	Covered Officers/Purpose of the Code

The Blue Fund Group’s code of ethics (this “Code”) for the investment companies within the complex (each, a “Fund” and collectively, the “Company”) applies to the Company’s Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer and persons performing similar functions (the “Covered Officers”, each of whom are set forth in Exhibit A) for the purpose of promoting:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

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full, fair, accurate, timely and understandable disclosure in reports and documents that a registrant files with, or submits to, the Securities and Exchange Commission (“SEC”) and in other public communications made by the Company;

•	compliance with applicable laws and governmental rules and regulations;

•	the prompt internal reporting of violations of this Code to an appropriate person or persons identified in this Code; and

•	accountability for adherence to this Code.

Each Covered Officer should adhere to a high standard of business ethics and should be sensitive to situations that may give rise to actual as well as apparent conflicts of interest.

II.	Covered Officers Should Handle Ethically Actual and Apparent Conflicts of Interest

Overview. A “conflict of interest” occurs when a Covered Officer’s private interest interferes with the interests of, or his service to, the Company. For example, a conflict of interest would arise if a Covered Officer, or a member of his family, receives improper personal benefits as a result of his position with the Company.

Certain conflicts of interest arise out of the relationships between Covered Officers and the Company and are already subject to conflict of interest provisions in the Investment Company Act of 1940 (“Investment Company Act”) and the Investment Advisers Act of 1940 (“Investment Advisers Act”). For example, Covered Officers may not individually engage in certain transactions (such as the purchase or sale of securities or other property) with the Company because of their status as “affiliated persons” of the Company. The Company’s and the investment adviser’s compliance programs and procedures are designed to prevent, or identify and correct, violations of these provisions. This Code does not, and is not intended to, repeat or replace these programs and procedures, and such conflicts fall outside of the parameters of this Code.

Although typically not presenting an opportunity for improper personal benefit, conflicts of interest arise from, or as a result of, the contractual relationship between the Company and the investment adviser or the administrator, of which certain Covered Officers are also officers or employees. As a result, this Code recognizes that the Covered Officers will, in the normal course of their duties (whether formally for one or more of the Company, the adviser or the administrator), be involved in establishing policies and implementing decisions that will have different effects on the adviser, the administrator and the Company. The participation of the Covered Officers in such activities is inherent in the contractual relationships between the Company and each of the adviser and the administrator and is consistent with the performance by the Covered Officers of their duties as officers of the Company. Thus, if performed in conformity with the provisions of the Investment Company Act and the Investment Advisers Act, such activities will be deemed to have been handled ethically. In addition, it is recognized by the Company’s Board of Trustees (the “Board”) that the Covered Officers may also be officers or employees of one or more other investment companies covered by this or other codes.

Other conflicts of interest are covered by the Code, even if such conflicts of interest are not subject to provisions in the Investment Company Act and the Investment Advisers Act. The following list provides examples of conflicts of interest under the Code, but Covered Officers should keep in mind that these examples are not exhaustive. The overarching principle is that the personal interest of a Covered Officer should not be placed improperly before the interest of the Company.

Each Covered Officer must:

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not use his personal influence or personal relationships improperly to influence investment decisions or financial reporting by the Company whereby the Covered Officer would benefit personally to the detriment of the Company;

•	not cause the Company to take action, or fail to take action, for the individual personal benefit of the Covered Officer rather than the benefit the Company;

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not use material non-public knowledge of portfolio transactions made or contemplated for the Company to trade personally or cause others to trade personally in contemplation of the market effect of such transactions;

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report at least annually affiliations or other relationships with any regular brokers of any Fund, the principal underwriter of the securities of any Fund or any investment banker affiliated with any Fund.

Specifically, a Covered Officer shall not, in connection with carrying out his or her official duties and responsibilities on behalf of the Company:

•	employ any device, scheme or artifice to defraud a Fund or its shareholders;

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intentionally cause a Fund to make any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading in its official documents, filings, financial statements or communications to the public;

•	engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon a Fund or its shareholders;

•	engage in any manipulative practice with respect to a Fund;

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intentionally cause a Fund to fail to comply with applicable laws, rules or regulations, including failure to comply with the requirement to provide full, fair and accurate disclosure in reports and documents that the Company files with, or submits to, the SEC and in other public communications made by the Company;

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intentionally mislead or omit to provide material information to the Company’s independent auditors or Board or other officers of the Company or its investment adviser in connection with financial reporting matters;

•	fail to notify the Code Administrator promptly if he or she becomes aware of any existing or potential violation of this Code or applicable laws;

•	retaliate against others of, or otherwise discourage the reporting or, actual or apparent violations of the Code or applicable laws;

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have any ownership interest in, or any consulting or employment relationship with, any of the Funds’ service providers, other than its investment adviser, principal underwriter, administrator or any affiliated person thereof; or

•	fail to acknowledge or certify compliance with this Code.

There are some conflict of interest situations that should be discussed with the Chief Executive Officer or legal counsel if material. Examples of these include:

•	service as a director on the board of any public company;

•	the receipt of any non-nominal gifts;

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the receipt of any entertainment from any company with which the Company has current or prospective business dealings unless such entertainment is business-related, reasonable in cost, appropriate as to time and place, and not so frequent as to raise any question of impropriety;

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any ownership interest in, or any consulting or employment relationship with, any of the Company’s service providers, other than its investment adviser, principal underwriter, administrator or any affiliated person thereof;

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a direct or indirect financial interest in commissions, transaction charges or spreads paid by the Company for effecting portfolio transactions or for selling or redeeming shares other than an interest arising from the Covered Officer’s employment, such as compensation or equity ownership.

III.	Disclosure and Compliance

•	Each Covered Officer should familiarize himself with the disclosure requirements generally applicable to the Company;

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each Covered Officer should not knowingly misrepresent, or cause others to misrepresent, facts about the Company to others, whether within or outside the Company, including to the Company’s trustees and auditors, and to governmental regulators and self-regulatory organizations;

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each Covered Officer should, to the extent appropriate within his area of responsibility, consult with other officers and employees of the Funds and the adviser with the goal of promoting full, fair, accurate, timely and understandable disclosure in the reports and documents the Funds file with, or submit to, the SEC and in other public communications made by the Funds; and

•	it is the responsibility of each Covered Officer to promote compliance with the standards and restrictions imposed by applicable laws, rules and regulations.

IV.	Reporting and Accountability

Each Covered Officer must:

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upon adoption of the Code (or thereafter as applicable, upon becoming a Covered Officer), affirm in writing, in the form attached hereto as Exhibit B, to the Board that he has received, read, and understands the Code;

•	annually thereafter affirm in writing, in the form attached hereto as Exhibit C, to the Board that he has complied with the requirements of the Code;

•	not retaliate against any other Covered Officer or any employee of the Funds or their affiliated persons for reports of potential violations that are made in good faith; and

•	notify the Chair of the Audit Committee promptly if he knows of any violation of this Code. Failure to do so is itself a violation of this Code.

The investment adviser’s Chief Compliance Officer (the “Code Administrator,” who is identified on Exhibit A) is responsible for applying this Code to specific situations in which questions are presented under it and has the authority to interpret this Code in any particular situation. The Code Administrator is authorized to consult, as appropriate, with the chair of the Audit Committee and counsel to the Company, and is encouraged to do so. However, any approvals or waivers sought by the Principal Executive Officer will be considered by the Audit Committee (the “Committee”).

The Code Administrator shall submit a quarterly report to the Committee containing (i) a description of any report of a conflict of interest or apparent conflict and the disposition thereof; (ii) a description of any request for a waiver from this Code and the disposition thereof; (iii) any violation of the Code that has been reported or found and the sanction imposed; and (iv) any other significant information arising in connection with the Code, including any proposed amendments.

The Company will follow these procedures in investigating and enforcing this Code:

•	with respect to Covered Officers employed by the Funds or the investment adviser, the Code Administrator will take all appropriate action to investigate any potential violations reported to him;

•	if, after such investigation, the Code Administrator believes that no violation has occurred, the Code Administrator is not required to take any further action;

•	any matter that the Code Administrator believes is a violation will be reported to the Committee;

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with respect to Covered Officers employed by the administrator or another third party, the Code Administrator will report any potential violation reported to it to the Committee and the Committee will take all appropriate action to investigate any potential violations reported to it;

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if the Committee concurs that a violation has occurred, it will inform and make a recommendation to the Board, which will consider appropriate action, which may include review of, and appropriate modifications to, applicable policies and procedures; notification to appropriate personnel of the investment adviser, administrator or their respective boards; or a recommendation to dismiss the Covered Officer;

•	the Committee will be responsible for granting waivers, as appropriate; and

•	any changes to or waivers of this Code will, to the extent required, be disclosed as provided by SEC rules.

V.	Other Policies and Procedures

This Code shall be the sole code of ethics adopted by the Company for purposes of Section 406 of the Sarbanes-Oxley Act and the rules and forms applicable to registered investment companies thereunder, including Item 2 on Form N-CSR. Insofar as other policies or procedures of the Company, the Company’s adviser, principal underwriter, or other service providers govern or purport to govern the behavior or activities of the Covered Officers who are subject to this Code, they are superseded by this Code to the extent that they overlap or conflict with the provisions of this Code. The Company’s and its investment adviser’s and principal underwriter’s codes of ethics under Rule 17j-1 under the Investment Company Act and the adviser’s more detailed policies and procedures set forth in the Compliance Policies and Procedures Manual are separate requirements applying to the Covered Officers and others, and are not part of this Code.

VI.	Amendments

Any amendments to this Code, other than amendments to Exhibit A, must be approved or ratified by a majority vote of the Board, including a majority of independent trustees.

VII. Recordkeeping

The Code Administrator will create and maintain, in an easily accessible place and for the periods required by applicable SEC rules, appropriate records regarding the implementation and operation of the Code, including a list of all Covered Officers, copies of each certification made by a Covered Officer, and records relating to conflicts of interest determinations, request for waivers of the requirements of this Code, and investigations of possible Code violations.

VIII. Confidentiality

All reports and records prepared or maintained pursuant to this Code will be considered confidential and shall be maintained and protected accordingly. Except as otherwise required by law or this Code, such matters shall not be disclosed to anyone other than the Board and its counsel.

IX. Internal Use

The Code is intended solely for the internal use by the Funds and does not constitute an admission, by or on behalf of any Company, as to any fact, circumstance, or legal conclusion.

Date:

Exhibit A

Persons Covered by this Code of Ethics

Douglas (Buck) Owen – principal executive officer

Aaron Masek – principal financial officer

Code Administrator

Douglas (Buck) Owen

Exhibit B

Form of Initial Certification

The Blue Fund Group

INITIAL CERTIFICATION

I,                                 , a principal officer/senior financial officer of The Blue Fund Group (the “Funds”) hereby certify that I have received and read the Code of Ethics for Principal Executive and Senior Financial Officers (the “Code”) of the Funds as adopted in compliance with the Sarbanes-Oxley Act of 2002. I further certify to the Board that I understand the requirements of the Code.

Name:
Title:

Date:

Exhibit C

Form of Annual Certification

The Blue Fund Group

ANNUAL CERTIFICATION

I,                                 , a principal officer/senior financial officer of The Blue Fund Group (the “Funds”) hereby certify that I have received and read the Code of Ethics for Principal Executive and Senior Financial Officers (the “Code”) of the Funds as adopted in compliance with the Sarbanes-Oxley Act of 2002. I further certify to the Board that I understand and have complied with the requirements of the Code.

Name:
Title:

Date: